CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES D PREFERRED STOCK, $0.001 PAR VALUE
OF
EGPI FIRECREEK, INC.

The undersigned, Dennis Alexander, Chief Executive Officer of EGPI Firecreek, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Nevada, does hereby certify that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation's Certificate of Incorporation to issue shares of preferred stock in Series D distinct designation by the Board, and pursuant to the provisions of the Nevada Revised Statutes (“NRS”), the Board on March 1, 2011 adopted the following resolution creating a new series of two thousand five hundred (2,500) shares of preferred stock designated as Series D Convertible Preferred Stock:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of the Corporation's Certificate of Incorporation and the NRS, a series of preferred stock, $0.001 par value per share, of the Corporation be and it hereby is created, and that the designation and number of shares and relative rights and preferences thereof are as set forth below:

Terms of the Series D Preferred Stock,
$0.001 par value, of
EGPI Firecreek, Inc.

Series D Preferred Stock

(1)           Designation and Amount. There is hereby created a series of Preferred Shares that shall be designated as “Series D Preferred Stock,” par value $0.001 per share (the “Series D Preferred Stock”), and the number of shares constituting such series shall be two thousand five hundred (2,500). Such number of shares may be increased or decreased by resolution of the Board; provided that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Series D Preferred Stock.

(2)           Liquidation Preference. In the event of (a) a sale, financing or refinancing of all or substantially all of the assets of the Corporation, or (b) the liquidation of the Corporation, the holders of the Series D Preferred Stock, on a pro rata basis, shall (prior to any distribution on behalf of the holders of the Common Stock, $0.001 par value per share, of the Corporation (the “Common Stock”)) be entitled to a preferential distribution up to the amount of their unreturned capital contribution from the proceeds of such sale, financing, refinancing or liquidation net of expenses of the transaction, debt obligations of the Corporation, designated use of proceeds for the financing or refinancing, and any reserves deemed appropriate by the Board in its sole discretion (a “Preferred Distribution”).  Thereafter, all such distributions from such transaction shall be allocated pro rata to the holders of the Series D Preferred Stock and the holder of the Common Stock according to their number of shares.  Except as may otherwise be provided by law or the Articles of Incorporation of the Corporation, any operating or other distributions shall be pro rata on a per share basis among all holders of Common Stock and the holders of Preferred Stock.

Certificate of Designation Preferred EFIR MARCH. 2011

(3)           Anti-Dilution Protection. The Corporation intends to sell Series D Preferred Stock and/or Common Stock to Dutchess Private Equities Fund, Ltd. (“Dutchess”) through a private placement offering (the “Dutchess Offering”).  The Corporation hereby agrees to not sell Series D Preferred Stock to a person or entity other than Dutchess (“Additional Stock”) at a per share value below the value paid by Dutchess in the Dutchess Offering.  In the event a person or entity obtains warrants or other securities convertible into Series D Preferred Stock, such warrants or other securities shall be considered in determining the per share value of the Additional Stock for the purposes of this provision.

(4)           Voting Rights.  The Series D Preferred Stock shall have a series vote: (i) with regard to any items that any Series of Preferred Stock, either individually or jointly, has a series vote; (ii) as provided under “Protective Provisions” below; or (iii) as required by law.  Such series vote will require the approval of holders of fifty-one percent (51%) of the outstanding shares of Series D Preferred Stock.

(5)           Intentionally Omitted.

(6)           Conversion.

(a)           Mechanics of Conversion.  Each share of Series D Preferred Stock shall be convertible, at the sole option of the holder thereof, into share(s) of the Corporation’s Common Stock (such shares of Common Stock hereinafter being referred to as “Conversion Shares”) by the holder thereof sending to the Corporation a Conversion Notice (as defined below) for such shares.  The term “Conversion Notice” shall mean a written notice signed and dated (“Conversion Date”) by the holder of the Series D Preferred Stock wherein the holder has set forth the number of shares of Series D Preferred Stock that it intends to convert pursuant to the terms of this Certificate of Designation and computation of the number of Conversion Shares that the holder believes it is entitled to receive as a result of the application of the Conversion Formula (as defined below) to such conversion.  The term “Conversion Formula” shall mean that number of Conversion Shares to be received by the holder of Series D Preferred Stock in exchange for each share of Series D Preferred Stock that such holder intends to convert pursuant to this provision, where such number of Conversion Shares shall be equal to the greater of the number calculated by dividing the Purchase Commitment per share ($1000) by  1) .003 per share, 2) one hundred and ten percent (110%) of the lowest VWAP for the three (3) days immediately preceding a Conversion Date.

(7)           Call Right.  Any time after issuance, the Company has the right to request that a holder of Series D Preferred Stock sell a specified number of its shares of Series D Preferred Stock (the “Call Shares”) to the Corporation in exchange for payment by the Corporation of the Call Consideration (as defined below) in accordance with the terms of this provision.  In order to exercise such right, the Corporation shall remit to such holder of Series D Preferred Stock a Call Notice (as defined below).  Upon receipt of the Call Notice, each holder shall have a period of three (3) days (the “Call Notice Period”) during which time it may, in its sole discretion, convert any or all of the shares of Series D Preferred Stock held by such holder, and such converted shares may be sold at the holder’s discretion, subject to compliance with federal and applicable state securities laws).  Upon the expiration of the Call Notice Period, provided that the holder still beneficially owns any shares of Series D Preferred Stock, it shall deliver the Call Shares in exchange for the Call Consideration.  The term “Call Notice” shall mean a written notice signed and dated by the Corporation to such holder of Series D Preferred Stock from whom the Corporation desires to repurchase the Call Shares wherein the Corporation has set forth the number of shares of Series D Preferred Stock that it intends to purchase pursuant to the terms of this Certificate and computation of the Call Consideration.  The term “Call Consideration” shall mean the number of shares of Series D Preferred Stock that the Corporation thereof intends to purchase pursuant to this provision multiplied by the Call Price (as defined below).  The term “Call Price” shall mean One Thousand Dollars ($1,000) per share of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock), plus any unpaid Accruing Dividends thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

[Signature Page Follows]

Certificate of Designation Preferred EFIR March 2011

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 1st day of March, 2011.

Dennis Alexander
Chief Executive Officer

Certificate of Designation Preferred EFIR March 2011